UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2017

Foundation Medicine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36086	27-1316416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Second Street Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(617) 418-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2017, the Board of Directors of Foundation Medicine, Inc. (the “Company”) received notice that David J. Daly intends to resign as Chief Commercial Officer and General Manager, Clinical Oncology Solutions of the Company due to personal reasons. The resignation will be effective as of August 11, 2017.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Foundation Medicine, Inc. (the “Company”) held on June 20, 2017, all proposals brought before the meeting and requiring approval were approved by the requisite vote. The votes with respect to each proposal are set forth below.

1.	Proposal 1: Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Alexis Borisy	26,225,873	1,252,928	4,672,649
Troy Cox	26,977,741	501,060	4,672,649
Michael Dougherty	26,964,577	514,224	4,672,649
Sandra Horning, M.D.	26,725,456	753,345	4,672,649
Evan Jones	25,727,776	1,751,025	4,672,649
Daniel O’Day	26,724,881	753,920	4,672,649
Michael Pellini, M.D.	26,720,512	758,289	4,672,649
Michael Varney, Ph.D.	26,724,830	753,971	4,672,649
Krishna Yeshwant, M.D.	27,367,080	111,721	4,672,649

Pursuant to the foregoing votes, the Director nominees listed above were elected to serve on the Company’s Board of Directors until the Company’s 2018 Annual Meeting of Stockholders.

2.	Proposal 2: Ratification of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

For: 33,491,795

Against: 6,904

Abstain: 8,007

Pursuant to the foregoing votes, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 was ratified and approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDATION MEDICINE, INC.

Date: June 21, 2017	By:	/s/ Robert Hesslein
Robert Hesslein Senior Vice President and General Counsel